Exhibit 99.8

February 1, 2023

Securities and Exchange Commission

Division of Corporation Finance

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re:	Oculis Holding AG Registration Statement on Form F-4 (333-268201)
Request for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

The undersigned, Oculis Holding AG (“New Parent”) and Oculis SA (“Oculis”), each a stock corporation (Aktiengesellschaft) incorporated and existing under the laws of Switzerland, are submitting this letter in connection with New Parent’s filing of its registration statement on Form F-4 on November 7, 2022 (the “Registration Statement”), as amended to date, including New Parent’s filing on the date hereof of Amendment No. 4 thereto (“Amendment No. 4”) in connection with the proposed business combination among European Biotech Acquisition Corp., a Cayman Islands exempted company, New Parent and Oculis. We hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering the Registration Statement on Form F-4 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Sections 1140.5 and 6220.3.

At the time of initial filing of the Registration Statement on November 7, 2022, the Registration Statement satisfied Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 14(h) of Form F-4, because it contained Oculis’ audited financial statements for the years ended December 31, 2021 and 2020 prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). However, because Oculis’ audited financial statements for the year ended December 31, 2022 will not be available until approximately March 30, 2023, Amendment No. 4 contains only audited financial statements for the years ended December 31, 2021 and 2020 and unaudited financial statements for the nine months ended September 30, 2022 and 2021, in each case prepared in accordance with IFRS as issued by the IASB.

New Parent and Oculis are submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

See also the Commission’s November 1, 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) in Section III.B.c, in which the Commission notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, New Parent and Oculis represent to the Commission that:

1.    Oculis is not currently a public reporting company in any other jurisdiction.

2.    Oculis is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited under any generally accepted auditing standards for any interim period.

3.    Compliance with Item 8.A.4 is impracticable and involves undue hardship for Oculis.

4.    Oculis does not anticipate that its audited financial statements for the year ended December 31, 2022 will be available until March 2023.

5.    In no event will Oculis seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

We have filed this letter as an exhibit to Amendment No. 4 pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact Oculis’ Chief Financial Officer, Sylvia Cheung, at sylvia.cheung@oculis.com if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours,

/s/ Riad Sherif
Riad Sherif
Director, Principal Financial and Accounting Officer
Oculis Holding AG

/s/ Sylvia Cheung
Sylvia Cheung
Chief Financial Officer
Oculis SA